UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2019
Date of Report (Date of earliest event reported)

Ecology and Environment Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive	14086
Lancaster, New York	(Zip code)
(Address of principal executive offices)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock par value $.01 per share	EEI	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

On December 31, 2019 (the “Closing Date”), the Voting and Support Agreements, dated August 28, 2019, by and among WSP Global Inc., a Canadian corporation (“Parent” or “WSP Global”) and Marshall A. Heinberg, Michael C. Gross, Michael El-Hillow, the Gerhard J. Neumaier Testamentary Trust, Frank B. Silvestro, Ronald L. Frank, Gerald A. Strobel, Justin C. Jacobs and Mill Road Capital II, L.P. terminated in accordance with their terms.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, WSP Global completed the previously announced acquisition of Ecology and Environment Inc., a New York corporation (the “Company”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 28, 2019, by and among the Company, Parent and Everest Acquisition Corp., a New York corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) of the Merger and an indirect wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement and by virtue of the Merger, at the Effective Time, each share of the Company’s Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share (collectively, the “Company Shares”), issued and outstanding immediately prior to the Effective Time (other than shares (i) held by the Company (or held in the Company’s treasury), (ii) held by any wholly owned subsidiary of the Company, (iii) held by Parent, Merger Sub or any other wholly owned subsidiary of Parent (together, clauses (i)-(iii), the “Excluded Shares”) or (iv) held by holders of Class B common stock who made a proper demand for appraisal of the shares in accordance with Section 623 of the New York Business Corporation Law) but including shares that were, as of the Effective Time, unvested and subject to restrictions, was converted into the right to receive $15.00 in cash (the “Per Share Merger Consideration”), without interest and subject to any required tax withholding.  At the Effective Time, each restricted Company Share that was unvested and on which restrictions had not yet lapsed immediately prior to the Effective Time (i) automatically became fully vested and all restrictions applicable thereto lapsed and (ii) was converted into the right to receive (A) the Per Share Merger Consideration, less (B) any applicable withholding for taxes.  Also, at the Effective Time, each Excluded Share was canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor, and each share of common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time was converted into one share of common stock of the Surviving Corporation, such that as a result of such transactions, immediately following the Effective Time, all shares of common stock of the Surviving Corporation outstanding are held indirectly by Parent.

In addition, pursuant to the Merger Agreement, on December 22, 2019, the board of directors of the Company (the “Board”) declared a one-time, special dividend in the amount of $0.50 in cash per share (the “Special Dividend”), contingent on the consummation of the Merger and payable to the record holders of Company Shares as of the close of business on the last business day prior to the Effective Time (the “Special Dividend Record Date”), including any shares that are then unvested and subject to restrictions.  The Special Dividend will be paid three business days following the Closing Date (the “Special Dividend Payment Date”).

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 28, 2019.

Item 3.01.	Notice of Delisting of Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing

To the extent required by Item 3.01 of Form 8-K, the information under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, the Company will no longer satisfy the listing requirements of the NASDAQ Global Select Market.  On December 31, 2019, in connection with the completion of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated and requested that (i) the trading of the Company’s Class A common stock on NASDAQ be suspended immediately following the close of trading on December 31, 2019 and (ii) the listing of the Company’s Class A common stock on NASDAQ be withdrawn.  In addition, the Company requested that NASDAQ file with the SEC a notification on Form 25 to delist the Company’s Class A common stock from NASDAQ and to deregister the Company’s Class A common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 under the Exchange Act to request that the Company’s Class A common stock be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be terminated.

Item 3.03.	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, all Company Shares outstanding immediately prior to the Effective Time were automatically canceled and retired and ceased to exist, and all holders of Company Shares immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than (i) their right to receive the Per Share Merger Consideration pursuant to the Merger Agreement and (ii) the right of record holders of Company Shares on the Special Dividend Record Date to receive the Special Dividend on the Special Dividend Payment Date pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant

To the extent required by Item 5.01 of Form 8-K, the information under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, a change of control of the Company occurred, and the Company is now an indirect wholly owned subsidiary of Parent. To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent required by Item 5.02 of Form 8-K, the information under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger and pursuant to the Merger Agreement, (i) all directors of the Company prior to the Effective Time, including Marshall A. Heinberg, Frank B. Silvestro, Ronald L. Frank, Michael C. Gross. Justin C. Jacobs and Michael El-Hillow, and (ii) all officers of the Company prior to the Effective Time, including Mr. Heinberg, Executive Chairman, Todd M. Musterait, President of United States Operations, and Peter F. Sorci, acting Chief Financial Officer, resigned or otherwise were removed from and ceased serving in such positions as of the Effective Time.

Immediately following the Merger, the sole shareholder of the Company designated the size of the Board as three members and elected Lewis P. Cornell, W. Stephen Dale and Patrick T. Sheridan as directors effective immediately following the Effective Time.  The Board then appointed the following persons as officers of the Company effective immediately following the Effective Time:

•	Lewis P. Cornell – President
•	Patrick T. Sheridan – Senior Vice President and Treasurer
•	W. Stephen Dale – Secretary

Mr. Cornell, age 50, also serves as President and Chief Executive Officer of WSP USA Holdings Inc., an affiliate of the Company (“WSP USA”), and has held that position since October 2019.  Previously, from November 2014 to October 2019, he served in increasingly responsible positions at Jacobs Engineering Group Inc. and left his role as Senior Vice President, West Region Director (BIA) to join WSP USA.  This role encompassed a geography that spanned the western United States, including Alaska and Hawaii.

Mr. Sheridan, age 59, also serves as Chief Financial Officer of WSP USA since 2015, and previously held a series of increasingly responsible positions at WSP USA.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To the extent required by Item 5.03 of Form 8-K, the information under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On December 31, 2019, in accordance with the Merger Agreement and following the Effective Time, the Company filed a certificate of amendment to the certificate of incorporation with the New York Department of State. Also on December 31, 2019, in accordance with the Merger Agreement, the bylaws of the Company were amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time.  The descriptions contained in this Item 5.03 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the certificate of amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference, and the amended and restated bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01.	Other Events.

On December 31, 2019, the Company issued a press release announcing the completion of Parent’s acquisition of the Company, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of the Company, dated December 31, 2019.
3.2	Amended and Restated Bylaws of the Company, dated December 31, 2019.
99.1	Press Release, dated December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2019	ECOLOGY AND ENVIRONMENT INC.

	BY:	/s/ Patrick T. Sheridan
Patrick T. Sheridan
Senior Vice President & Treasurer